EXHIBIT 99.4

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Page
INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	2
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2017	4
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2017	5
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2016	6
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	7-10

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2017 and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2016 and the six months ended June 30, 2017 give effect to the acquisition (the “Acquisition”) by Genesis Energy, L.P. (“Genesis”) of the Alkali Business (the “Alkali Business”) of Tronox Limited (“Tronox”) for $1.325 billion and the related assumptions and adjustments described in the notes thereto. These statements will be referred to as the Unaudited Pro Forma Statements.

For purposes of preparing this data, the $1.325 billion of financing obtained by Genesis in connection with the Acquisition is based on net proceeds of $726.1 million as relating to a private placement of $750 million of our Series A convertible preferred units, gross proceeds of new indebtedness of approximately $550 million from the issuance of new senior unsecured notes and additional borrowings of $48.9 million under our senior secured credit facility. Such amounts do not include additional borrowings under our senior secured credit facility to finance estimated transaction costs to be incurred as a result of the Acquisition. See further discussion of such items in the accompanying footnotes.

As of the date of these Unaudited Pro Forma Statements, Genesis has not performed detailed valuation studies to determine the required estimates of the fair value of the Alkali Business assets to be acquired and the liabilities to be assumed or the required estimates of the fair value of certain provisions of our Series A Convertible Preferred Units. Accordingly, the pro forma adjustments for the Acquisition are preliminary and subject to further adjustments as additional information becomes available and the various analyses and other valuations are performed. Such adjustments may have a significant effect on total assets, total liabilities, total equity, operating expenses and depreciation and amortization expenses. The preliminary pro forma adjustments have been made solely for the purposes of providing the Unaudited Pro Forma Statements.

The Unaudited Pro Forma Statements are based upon the historical unaudited and audited financial statements of the Alkali Business, which are included in Exhibit 99.2 and Exhibit 99.3 in Genesis’ Current Report on Form 8-K filed on September 20, 2017, the unaudited condensed consolidated financial statements of Genesis for the six months ended June 30, 2017 as included in Genesis’ Form 10-Q, and the audited consolidated financial statements of Genesis for the year ended December 31, 2016 as included in Genesis’ Form 10-K for the fiscal year then ended. The Unaudited Pro Forma Statements have been compiled in a manner consistent with the accounting policies adopted by Genesis.

The Unaudited Pro Forma Statements of Genesis should be read in conjunction with the audited consolidated financial statements and notes thereto included in Genesis’ Annual Report on Form 10-K for the year ended December 31, 2016, the unaudited consolidated financial statements and notes thereto included in Genesis’ Quarterly Report on Form 10-Q for the six months ended June 30, 2017, and the audited and unaudited financial statements of the Alkali Business included in Exhibit 99.2 and Exhibit 99.3 in Genesis’ Current Report on Form 8-K filed on September 20, 2017.

The Unaudited Pro Forma Statements were prepared assuming that the acquisition by Genesis of the Alkali Business was consummated as of June 30, 2017 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet and as of January 1, 2016 for the Unaudited Pro Forma Condensed Consolidated Statements of Operations. The Unaudited Pro Forma Statements have been prepared based upon assumptions deemed appropriate by Genesis and may not be indicative of actual results.

The historical consolidated financial information has been adjusted in the Unaudited Pro Forma Statements to give effect to pro forma events that are:

•	directly attributable to the Acquisition;

•	factually supportable; and

•	with respect to the unaudited pro forma combined condensed statements of operations, expected to have a continuing impact on the combined results of Genesis and Alkali Business.

The Unaudited Pro Forma Statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Acquisition.

Assumptions and estimates underlying the unaudited pro forma combined condensed adjustments are described in the accompanying notes, which should be read in connection with the Unaudited Pro Forma Statements. Since the Unaudited Pro Forma Statements have been prepared in advance of the valuation to be used to allocate the purchase price, the final amounts recorded upon closing may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and additional information available at the time of closing.

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2017

(in millions)

	Historical Genesis	Alkali Business	Pro Forma Adjustments			Pro Forma Genesis
ASSETS
Cash and cash equivalents	$10.1	$10.6	$550.0	(A)		$10.1
			726.1	(A)
			59.4	(A)
			(1,335.6)	(B)
			(10.5)	(C)
			(9.8)	(D)
			9.8	(D)
Accounts receivable—trade, net	217.8	137.5				355.3
Inventories	68.8	35.3				104.1
Other	31.0	14.7				45.7

Total current assets	327.7	198.1	(10.6)			515.2
Fixed assets and mineral interests, net	4,213.8	1,448.3	(206.0)	(B)		5,456.1
Investment in direct financing leases, net	129.2	—				129.2
Equity investees	390.3	—				390.3
Intangible assets, net	193.4	—				193.4
Goodwill	325.0	—				325.0
Other assets, net	60.9	4.2	(4.2)	(B)		60.9

Total assets	$5,640.3	$1,650.6	$(220.8)			$7,070.1

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable—trade	$117.1	$53.2				$170.3
Accrued and other current liabilities	120.1	30.5				150.6

Total current liabilities	237.2	83.7	0.0			320.9
Senior secured credit facility	1,211.0	—	69.2	(A)		1,280.2
Senior unsecured notes	1,816.3	—	550.0	(A)		2,356.5
			(9.8)	(D)
Deferred tax liabilities	26.2	28.3	(28.3)	(B)		26.2
Other long-term liabilities	199.8	21.1				220.9

Total liabilities	3,490.5	133.1	581.1			4,204.7

Mezzanine capital
Series A convertible preferred units			726.1	(A)		726.1
Partners’ capital:
Common unitholders	2,159.7	1,520.7	(1,520.7)	(B	)	2,149.2
			(10.5)	(C)
Accumulated other comprehensive income		(3.2)	3.2	(B	)	0.0
Noncontrolling Interest	(9.9)					(9.9)

Total partners’ capital	2,149.8	1,517.5	(1,528.0)			2,139.3

Total liabilities, mezzanine capital and partners’ capital	$5,640.3	$1,650.6	$(220.8)			$7,070.1

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2017

(in millions, except per common unit amounts)

	Historical Genesis	Alkali Business	Pro Forma Adjustments		Pro Forma Genesis
REVENUES	$822.2	$391.9			$1,214.1
COSTS AND EXPENSES:
Cost of sales and operating expenses	602.9	304.2	5.6	(E)	912.7
General and administrative expenses	19.3	20.6	(5.6)	(E)	34.3
Depreciation, amortization and depletion expense	112.7	32.5	(9.1)	(F)	136.1
Gain on sale of assets	(26.7)	—	—		(26.7)

Total costs and expenses	708.2	357.3	(9.1)		1,056.4

OPERATING INCOME	114.0	34.6	9.1		157.7
Equity in earnings of equity investees	21.8	—	—		21.8
Interest expense	(74.7)	—	(19.8)	(G)	(94.5)

Income before income taxes	61.1	34.6	(10.7)		85.0
Income tax expense	(0.6)	(14.4)	14.4	(H)	(0.6)

NET INCOME	60.5	20.2	3.7		84.4
Net loss attributable to noncontrolling interest	0.3	—			0.3

NET INCOME ATTRIBUTABLE TO GENESIS	$60.8	$20.2	$3.7		$84.7

Net income attributable to Genesis per common unit:
Basic	$0.50		$(0.07)	(I)	$0.44
Diluted	$0.50		$(0.14)	(I)	$0.37
Weighted average common units:
Basic	120.5				120.5
Diluted	120.5		22.2	(I)	142.7

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2016

(in millions, except per common unit amounts)

	Historical Genesis	Alkali Business	Pro Forma Adjustments		Pro Forma Genesis
REVENUES	$1,712.5	$785.8			$2,498.3
COSTS AND EXPENSES:
Cost of sales and operating expenses	1,238.3	612.0	10.8	(E)	1,861.1
General and administrative expenses	45.6	42.4	(10.8)	(E)	77.2
Depreciation, amortization and depletion expense	222.2	60.4	(13.6)	(F)	269.0

Total costs and expenses	1,506.1	714.8	(13.6)		2,207.3

OPERATING INCOME	206.4	71.0	13.6		291.0
Equity in earnings of equity investees	47.9	—			47.9
Interest expense	(139.9)	—	(39.6)	(G)	(179.5)
Other expense, net	—	(1.5)			(1.5)

Income before income taxes	114.4	69.5	(26.0)		157.9
Income tax expense	(3.3)	(28.8)	28.8	(H)	(3.3)

NET INCOME	111.1	40.7	2.8		154.6
Net loss attributable to noncontrolling interest	2.1	—			2.1

NET INCOME ATTRIBUTABLE TO GENESIS	$113.2	$40.7	$2.8		$156.7

Net income attributable to Genesis per common unit:
Basic	$1.00		$(0.20)	(I)	$0.80
Diluted	$1.00		$(0.33)	(I)	$0.67
Weighted average common units:
Basic	113.4		—		113.4
Diluted	113.4		22.2	(I)	135.7

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GENESIS ENERGY, L.P.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except where otherwise indicated, or amounts per unit)

1.	Basis of Pro Forma Presentation

The unaudited pro forma combined condensed financial information was prepared using the acquisition method of accounting and was based on the historical consolidated financial statements of Genesis Energy, L.P. (“Genesis) and the Alkali Business of Tronox Limited (“Alkali Business”) after giving effect to Genesis’ acquisition of the Alkali Business and related financing arrangements. All pro forma statements use Genesis’ period end date.

The allocation of the purchase price used in the Unaudited Pro Forma Statements is based on preliminary estimates of the fair value of assets acquired and liabilities assumed. Genesis expects the purchase price allocation to be completed upon the finalization of the related valuations and analyses. The final valuations may be materially different from the preliminary valuations. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses and valuations are performed. The final allocation of the purchase price will be determined after completion of a final analysis to determine the fair values of the tangible assets, identifiable intangible assets, and liabilities as of the date the acquisition is complete, as well as the working capital as of the date of the acquisition. Accordingly, the final purchase accounting adjustments may be materially different from the pro forma adjustments presented in the Unaudited Pro Forma Statements. Increases or decreases in the fair value of the net assets may change the amount of the purchase price allocated to various assets and liabilities. This may impact the unaudited pro forma condensed consolidated statements of operations due to an increase or decrease in the amount of amortization or depreciation of the adjusted assets.

The acquisition method of accounting is based on Accounting Standards Codification, ASC, Topic 805, “Business Combinations,” and uses the fair value concepts defined in ASC Subtopic 820-10, “Fair Value Measurement.” ASC Topic 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the Acquisition date.

ASC Subtopic 820-10 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC Subtopic 820-10 as ‘‘the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Genesis may be required to record assets that are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Genesis’ intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded as of the completion of the acquisition, at their respective fair values and consolidated with those of Genesis. Financial statements and reported results of operations of Genesis issued after completion of the acquisition will reflect these values. Periods prior to completion of the acquisition will not be retroactively restated to reflect the historical financial position or results of operations of the Alkali Business.

In addition, Genesis has not performed detailed valuation studies of the required estimates of the fair value of certain provisions of our Series A Convertible Preferred Units issued.

Under ASC Subtopic 805-10, transaction costs (e.g., advisory, legal, other professional fees) and certain restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total transaction costs incurred by Genesis are estimated to be $10.5 million.

The unaudited pro forma condensed financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Genesis that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Genesis. The unaudited pro forma condensed financial statements should be read in conjunction with Genesis financial statements for the six months ended June 30, 2017 and for the year ended December 31, 2016, which are included in its Annual Report on Form 10-K for the year ended December 31, 2017 and in Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017. Alkali Business’s combined financial statements as of June 30, 2017, December 31, 2016 and 2015 and for the two years ended December 31, 2016, and for the six months ended June 30, 2017 and 2016 are included in Genesis’ Current Report on Form 8-K filed on September 20, 2017.

2.	Description of the Transaction

On August 3, 2017, we entered into a stock purchase agreement with a subsidiary of Tronox Limited pursuant to which we anticipated acquiring for approximately $1.325 billion in cash all of Tronox’s trona and trona-based exploring, mining, processing, producing, marketing and selling business through the acquisition of 100% of the equity interests in Alkali Business Corporation, another subsidiary of Tronox, on the terms and subject to the conditions set forth in the stock purchase agreement. We refer to that business as the “Alkali Business” and the acquisition of the Alkali Business as the “Alkali Business Acquisition”. The Alkali Business acquisition closed on September 1, 2017.

3.	Financing of the Transaction

These Unaudited Pro Forma Statements reflect Genesis’ acquisition of Alkali Business through a combination of the cash proceeds from the issuance of approximately $550 million of senior unsecured notes and net cash proceeds of approximately $726.1 million as relating to the issuance of our $750 million Series A Convertible Preferred Units (22,248,591 preferred units at an assumed offering price of $33.71 per preferred unit based on 110% of the volume weighted average of the last fifteen days closing price as of August 2, 2017 as per the preferred unit issuance agreement) of Genesis Energy, L.P. and $48.9 million from total additional borrowings under our under our senior secured credit facility. As relating to financing the $1.325 billion preliminary purchase price, these amount and these financing assumptions include the purchase of estimated net working capital reflected in the financial statements of the Alkali Business which we assumed to be the same at closing. These amounts also include additional borrowings under our senior secured credit facility to finance a portion of our transaction related costs incurred. All associated fees related to the acquisition of the Alkali Business and the issuance of long term debt and equity have been reflected in the pro forma financial statements. A summary of assumed financing related items resulting from the Acquisition is shown below:

Financing Item	Amount (in millions)
Net Proceeds from Issuance of Series A Convertible Preferred Units	$726.1
Gross Proceeds from Issuance of Senior Unsecured Notes	550.0
Additional Borrowings Under Senior Secured Credit Facility to Finance Base Purchase Price, inclusive of Working Capital	48.9
Additional Borrowings Under Senior Secured Credit Facility to Finance Note Issuance and Credit Facility Related Costs	9.8
Additional Borrowings Under Senior Secured Credit Facility to Finance Other Transaction and Financing Related Costs	10.5

Total Proceeds	$1,345.3

4.	Estimate of Assets Acquired and Liabilities Assumed

The preliminary estimate of the fair values of assets acquired and liabilities assumed as of the closing of the Acquisition were allocated to each of Alkali Business’s assets and liabilities, pending Genesis’s completion of its purchase price allocation after closing once final analyses and valuations can be completed. Genesis cannot currently estimate the value of the purchase price to be allocated to property, plant and equipment, goodwill or identifiable intangible assets at this time. As a result, for purposes of this pro forma presentation, the net of the purchase price in excess of estimated preliminary fair value assigned to mineral leaseholds and other long-term assets has been reflected in property, plant and equipment. Working capital (related to current assets and current liabilities to be assumed) has been assigned to the appropriate balance sheet accounts. The results of final analyses and valuations may reflect a value for certain customer contracts or other identifiable intangible assets, the quantification of which cannot be determined at this time.

The preliminary estimates of fair values of assets acquired and liabilities assumed (in millions) are as follows:

Amount Allocated (in millions)
Accounts Receivable	$137.5
Inventories	35.3
Other Current Assets	14.7
PPE and Mineral Interests	1,242.3
Accounts Payable	(53.2)
Accrued Liabilities and other current liabilties	(30.5)
Other Long-term Liabilities	(21.1)

Net Purchase Price	$1,325.0

The $1,242.3 million assigned to Property, Plant, and Equipment and Mineral Interests is estimated to be attributed to mineral leaseholds, land, buildings, machinery and equipment. An estimated average useful life of 15 years has been used for purposes of calculating estimated depreciation expense and approximately 100 years for purposes of calculating estimated depletion expense in these Unaudited Pro Forma Statements.

5.	Adjustments to Unaudited Pro Forma Statements

(A) Reflects the financing of the Alkali Business Acquisition. As previously mentioned, this includes net cash proceeds of approximately $726.1 million relating to the issuance of our $750 million Series A Convertible Preferred Units (22,248,591 preferred units at an assumed offering price of $33.71 per preferred unit based on 110% of the volume weighted average of the last fifteen days closing price as of August 2, 2017 as per the preferred unit issuance agreement), $550 million of new senior unsecured notes, and $59.4 million of incremental borrowings under our senior secured credit facility. In addition to financing the $1.325 billion preliminary purchase price, these financing assumptions also include additional borrowings under our credit facility to finance a portion of our transaction related costs assumed to be incurred.

(B) Reflects the effects of the preliminary purchase price allocation relating to the Acquisition. This adjustment also reflects the removal of previously recorded deferred tax liabilities and parent company equity as recorded in the historic balance sheet of the Alkali Business as of June 30, 2017 prior to applying the preliminary purchase price allocation. See Note 4 for further discussion surrounding the preliminary purchase price allocation.

(C) Reflects the estimated amounts relating to one-time transaction costs for various services and other payments necessary to complete the Acquisition.

(D) Reflects estimated new deferred debt issuance costs for the $550 million issuance of senior unsecured notes to finance a portion of the Acquisition. Such items include legal fees, underwriting fees, bank fees and other services which would be amortized over the term of the notes and credit agreement respectively.

(E) Reflects the reclassification of selling expenses relating to the Alkali Business to provide for consistency with Genesis’s historical presentation.

(F) Reflects change in depreciation, as well as the addition of depletion expense, resulting from the change in fair value and lives of tangible assets and mineral interests acquired from Alkali Business resulting from the preliminary purchase price allocation.

(G) Reflects increase in interest expense resulting from the issuance of $550 million in senior unsecured notes and incremental borrowings of $69.2 million under our senior secured credit facility resulting from the financing of this Acquisition and associated costs. Interest expense on the notes is calculated at an assumed annual interest rate of 6.5%. Interest expense on the incremental borrowing under our senior secured credit facility is calculated at an assumed annual interest rate of 3.0% (an approximation of Genesis’ historic rate on LIBOR borrowing under its credit facility). This adjustment also reflects additional amortization of debt issuance costs related to the new senior unsecured note issuance. A 0.125% increase or decrease to the assumed interest rate on the borrowings would increase or decrease pro forma interest expense by approximately $1.2 million on an annual basis and $0.3 million on a quarterly basis.

(H) Reflects the reversal of income tax expense recorded by the Alkali business as a result of the tax treatment when included in Genesis’s taxable structure.

(I) Reflects change in weighted average diluted common units from the issuance of Series A Convertible Preferred Units (22,248,591 preferred units at an assumed offering price of $33.71 per preferred unit based on 110% of the volume weighted average of the last fifteen days closing price as of August 2, 2017 as per the preferred unit issuance agreement) to finance a portion of this Acquisition. In addition, this reflects the change in basic and diluted net income attributable to common unitholders per common unit as a result of assumed distributions to preferred unitholders over the corresponding periods in determining income available to common unitholders.